UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

SOUTH TEXAS OIL COMPANY
(Exact name of Registrant as specified in charter)

Nevada	001-33777	74-2949620
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

300 E Sonterra Blvd., Suite 1220, San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210) 545-5994 (Telephone)	(210) 545-3317 (Fax)
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2008, South Texas Oil Company (the “Company”) entered into and closed a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Longview Marquis Master Fund, L.P., a British Virgin Island limited partnership (“Marquis”), pursuant to which on such date, among other things, the Company issued and sold to Marquis a Senior Secured Note in an original principal amount of $7,000,000 (the “Senior Secured Note”), for gross proceeds of $6,750,000, prior to the Company’s payment of expenses incurred by the Company and Marquis in connection with the transactions under the Securities Purchase Agreement. The Senior Secured Note carries an interest rate of 12.5% per annum payable quarterly in cash and matures in September 2009. Upon the Company’s prepayment of all or any portion of the Senior Secured Note or at maturity, Marquis has the option to convert up to 50% of the principal (and interest relating thereto) to be paid by the Company on such date of prepayment or maturity, into shares of the Company’s common stock at a conversion rate of $4.00 per share (subject to adjustment for stock splits and other events).

The Senior Secured Note is secured by a general security interest in all of the Company’s tangible and intangible current and future assets owned or acquired by the Company and its subsidiaries (including mortgages on the Company’s and its subsidiaries’ real property interests), which have guaranteed the obligations of the Company under the Senior Secured Note and other transaction documents. Marquis’ secured position in this transaction is senior to the rights of all other secured parties, including the rights of The Longview Fund, L.P. (“Longview”) under that certain securities purchase agreement, as amended (the “April 2008 Purchase Agreement”) dated as of April 1, 2008, among the Company, Marquis and Longview, pursuant to which the Company has issued and sold secured notes in the aggregate principal amount of approximately $32,377,350 (the “Existing Notes”), except for the previously secured rights of Marquis, which will continue to rank pari passu with the rights granted to Marquis under the Senior Secured Note. In conjunction with the transactions described in the Securities Purchase Agreement, the Company entered into a September 2008 Waiver and Amendment with Marquis and Longview, pursuant to which the parties amended and waived certain provisions and covenants, including a financial covenant, contained in the Existing Notes issued to Longview and the April 2008 Purchase Agreement that conflicted with the terms and conditions of the Securities Purchase Agreement and the transactions contemplated thereby.

Under the Securities Purchase Agreement and Senior Secured Notes, the Company will be subject to certain covenants, including restrictions on incurring additional indebtedness, issuing equity securities, granting or incurring liens, transactions with affiliates and entering into mergers, consolidations and sales of assets.  The Securities Purchase Agreement also requires that the Company comply with a financial covenant to maintain an average minimum daily production level. A breach of these covenants would give the holder of the Senior Secured Note the right to require immediate repayment of the entire principal amount of, and interest on, the Senior Secured Note prior to the scheduled maturity date of the Senior Secured Note.

Additionally, under the terms of the Securities Purchase Agreement, the Company retired certain existing demand notes held by Marquis, which demand notes had an aggregate principal balance due of $637,614.51 plus accrued interest, in exchange for 403,499 shares of the Company’s common stock. In addition, the Company conveyed to Marquis a 1.0% perpetual overriding royalty interest in the oil and gas production of all of the Company’s current and future interests in the real property then owned by the Company. Pursuant to the terms of the overriding royalty conveyance, the Company has the conditional option, beginning on September 19, 2009 and terminating on September 19, 2010, to repurchase the overriding royalty interests conveyed in exchange for a number of shares of the Company’s common stock equal to the adjusted fair market value of the conveyed overriding royalty interests, based upon an independent appraisal at the time the election is made by the Company, divided by a 20-day average trading price of the Company’s common stock at the time of repurchase, and subject to certain conditions, including without limitation, that (i) the Company’s average prior 20-day trading volume is at least 125,000 shares, (ii) the prior 20-day average price per share of its common stock is at least $3.00 per share, and (iii) the shares to be exchanged are registered for public resale pursuant to an effective registration statement.

The Company intends to use the proceeds from the transactions set forth in the Securities Purchase Agreement for previously identified exploitation opportunities located in south and central Texas, which primarily include drilling the Matagorda Bay State Track 127-1 well in Calhoun County, recompleting two existing wells in the Big Foot area of Frio County, drilling four horizontal laterals from existing well bores in the Giddings Field, drilling a sidetrack reentry in the Matagorda Bay State Track 150-1 well, and funding for general corporate purposes.

The foregoing summary does not purport to be a complete description of the Securities Purchase Agreement and related transactions and is qualified in their entirety by reference to the Securities Purchase Agreement, the Senior Secured Note and other ancillary agreements, copies of which are attached hereto as Exhibits 10.1 through 10.11 and are incorporated herein by reference. A press release announcing the closing of the transaction is attached hereto as Exhibit 10.12.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2008, the Company issued the Senior Secured Note in an original principal amount of $7,000,000, which bears interest at a rate of 12.5% per annum payable quarterly in cash and matures in September 2009. For a more detailed discussion of the Senior Secured Note, see Item 1.01 above.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 19, 2008, the Company issued 403,499 shares of the Company’s common stock in exchange for the demand notes that the Company had previously issued to Marquis, which had an aggregate principal balance due of $637,614.51 plus accrued interest, and which were terminated and cancelled upon such exchange. The shares were issued pursuant to Section 3(a)(9) of the Securities Act of 1933.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1	Securities Purchase Agreement between South Texas Oil Company and Longview Marquis Master Fund, L.P, dated as of September 19, 2008.
99.2	Form of Bridge Note
99.3	Form of Bridge Security Agreement
99.4	Form of Bridge Mortgage
99.5	Form of Bridge Account Control Agreements
99.6	Form of Bridge Guaranty
99.7	Form of Bridge Pledge Agreement
99.8	Form of Conveyances of Limited Overriding Royalty Interests
99.9	Form of Intercreditor Agreement
99.10	Form of Omnibus Amendment to Security Documents
99.11	Form of September 2008 Waiver and Amendment
99.12	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH TEXAS OIL COMPANY

Date: September 24, 2008	By:	/s/ MICHAEL J. PAWELEK

Name: Michael J. Pawelek Title: Chief Executive Officer